As filed with the Securities and Exchange Commission on September 30, 2024
No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
Registration Statement
UNDER
THE SECURITIES ACT OF 1933
FERGUSON ENTERPRISES INC.*
FERGUSON UK HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Delaware England and Wales (State or other jurisdiction of incorporation or organization)	38-4304133 98-0116142 (I.R.S. Employer Identification No. )

Ferguson Enterprises Inc.
Ferguson UK Holdings Limited
c/o Ferguson Enterprises Inc.
751 Lakefront Commons
Newport News, Virginia 23606
(757) 874-7795
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ian Graham
Chief Legal Officer & Corporate Secretary
Ferguson Enterprises Inc.
751 Lakefront Commons
Newport News, Virginia 23606
(757) 874-7795
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Sophia Hudson, P.C.
Asher Qazi
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Ferguson Enterprises Inc.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging growth company	☐

Ferguson UK Holdings Limited
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
*
On August 1, 2024 (the “Effective Date”), Ferguson plc, a company incorporated in Jersey, completed a merger transaction (the “Merger”) that resulted in Ferguson plc becoming a direct, wholly owned subsidiary of Ferguson Enterprises Inc., a Delaware corporation, and in the shareholders of Ferguson plc at the designated record time for the Merger no longer holding ordinary shares of Ferguson plc but instead holding shares of common stock of Ferguson Enterprises Inc. As a result of the Merger, Ferguson Enterprises Inc. became the successor issuer to Ferguson plc, which was renamed “Ferguson (Jersey) Limited” and converted into a private company. On the Effective Date, Ferguson Enterprises Inc. filed a Form 8-K12B for the purpose of establishing Ferguson Enterprises Inc. as the successor issuer pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and to disclose certain related matters. Prior to the Effective Date, Ferguson plc’s ordinary shares were registered under Section 12(b) of the Exchange Act and Ferguson plc was subject to the information requirements of the Exchange Act and filed quarterly reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). As the successor issuer, Ferguson Enterprises Inc.’s common stock is deemed to be registered under Section 12(b) of the Exchange Act and Ferguson Enterprises Inc. has inherited the reporting history and filing status of Ferguson plc. Prior to the Effective Date, Ferguson Enterprises Inc. conducted no operations other than those incident to its formation and the Merger.

Prospectus

Ferguson Enterprises Inc.
Debt Securities

Ferguson UK Holdings Limited
Guarantees of Debt Securities

Ferguson Enterprises Inc. (“Ferguson”) may offer in one or more series, from time to time, debt securities (the “debt securities”), and Ferguson UK Holdings Limited (the “Guarantor”) may fully and unconditionally guarantee such debt securities (the “guarantee,” together with the debt securities, the “securities”) issued by Ferguson, in amounts, at prices and on terms to be set forth in one or more prospectus supplements.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to the securities. The specific terms of any securities to be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.
The registration of the securities covered by this prospectus does not mean that we will offer or sell any securities.
Investing in the securities involves a number of risks. See “Risk Factors” in Ferguson’s most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and the applicable prospectus supplement.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may from time to time offer and sell the securities in one or more offerings.
This prospectus provides you with a general description of the securities that we may sell. Each time we sell any securities, we will, to the extent required by law, provide a prospectus supplement that will contain certain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference; Where You Can Find More Information.” You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
We are responsible for the information contained in this prospectus, any applicable prospectus supplement and any permitted free writing prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities, nor does this prospectus or any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, the applicable prospectus supplement or any permitted free writing prospectus is accurate on any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained. As used in this prospectus, unless the context requires otherwise (i) all references to the “Company,” “we,” “our” and “us” refer to Ferguson Enterprises Inc. and our subsidiaries (including Ferguson UK Holdings Limited) on a consolidated basis, except in the section titled “Description of Debt Securities and Guarantees,” where such terms refer only to Ferguson Enterprises Inc., excluding its subsidiaries, (ii) all references to “Ferguson” refer to Ferguson Enterprises Inc., excluding its subsidiaries and (iii) all references to “Guarantor” refer to Ferguson UK Holdings Limited, excluding its subsidiaries.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:
•	our Annual Report on Form 10-K for the year ended July 31, 2024 (our “Annual Report on Form 10-K”) filed with the SEC on September 25, 2024; and
•	our Current Report on Form 8-K12B filed on August 1, 2024.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus and prior to the completion of the offering of all securities covered by the respective prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Our website address is located at corporate.ferguson.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.
Upon request, we will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). You may make a request for such information, free of charge, in writing or by telephone. Any such request should be directed to:
Ferguson Enterprises Inc.
751 Lakefront Commons
Newport News, Virginia 23606
Attention: Investor Relations
Telephone: (757) 874-7795
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement is available at the SEC’s website above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information included or incorporated by reference herein includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for the future including our capabilities and priorities, risks associated with changes in global and regional economic, market and political conditions, ability to manage supply chain challenges, ability to manage the impact of product price fluctuations, our financial condition and liquidity, legal or regulatory changes, and other statements concerning the success of our business and strategies.
Forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “intends,” “continues,” “plans,” “projects,” “goal,” “target,” “aim,” “may,” “will,” “would,” “could” or “should” or, in each case, their negative or other variations or comparable terminology and other similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this prospectus are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to the factors described under the section entitled “Risk Factors” and in other cautionary statements in our Annual Report on Form 10-K and our other filings with the SEC that are incorporated by reference into this prospectus.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SUMMARY
This summary highlights selected information from this prospectus. This summary does not contain all of the information that you should consider before investing in the securities. To understand the terms of the securities, you should carefully read this prospectus and any applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information about us and our financial statements.
Our Company
We are the largest value-added distributor serving the specialized professional in our $340 billion residential and non-residential North American construction market. We help make our customers’ complex projects simple, successful and sustainable by providing expertise and a wide range of products and services from plumbing, heating, ventilation and air conditioning, appliances, and lighting to pipes, valves and fittings, water and wastewater solutions and more. We sell through a common network of distribution centers, branches, counter service and specialist sales associates, showroom consultants and e-commerce channels.
Corporate Information
Ferguson Enterprises Inc. is a Delaware corporation that was incorporated on February 5, 2024. On August 1, 2024, Ferguson plc, a company incorporated in Jersey, completed a merger transaction (the “Merger”) that resulted in Ferguson plc becoming a direct wholly owned subsidiary of Ferguson Enterprises Inc. and in the shareholders of Ferguson plc at the designated record time for the Merger no longer holding ordinary shares of Ferguson plc but instead holding shares of common stock of Ferguson Enterprises Inc. As a result of the Merger, Ferguson Enterprises Inc. became the successor issuer to Ferguson plc, which was renamed “Ferguson (Jersey) Limited” and converted into a private company. On August 1, 2024, Ferguson Enterprises Inc. filed a Form 8-K12B for the purpose of establishing Ferguson Enterprises Inc. as the successor issuer pursuant to Rule 12g-3(a) promulgated under the Exchange Act and to disclose certain related matters.
Our principal executive offices are located at 751 Lakefront Commons, Newport News, Virginia, 23606, and our telephone number is (757) 874-7795. We maintain a website at corporate.ferguson.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.
Subsidiary Registrant
The Guarantor is a private limited company incorporated under the laws of England and Wales, and an indirect subsidiary of Ferguson Enterprises Inc. (together with Ferguson Enterprises Inc., the “Obligor Group”). The registered office of the Guarantor is 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, United Kingdom, RG41 5TS.
If the Guarantor guarantees any debt securities of Ferguson Enterprises Inc. offered via this prospectus and a prospectus supplement, such guarantee will be a full and unconditional guarantee on an unsecured basis of the payment obligations of Ferguson Enterprises Inc. under such series of debt securities offered by this prospectus and such prospectus supplement. Such guarantee will be effectively subordinated in right of payment to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations (including trade payables) of each of the Guarantor’s subsidiaries. The specific terms of any guarantee and any related risks will be described in one or more prospectus supplements.
Ferguson Enterprises Inc. is a holding company that primarily repurchases shares and pays dividends, issues and services third-party debt obligations, and engages in certain corporate and headquarters activities, as well as holds an investment in its direct subsidiary, that primarily holds investments in and borrows from the Guarantor. The Guarantor is a holding company that primarily issues and services third-party debt obligations and holds investments in, borrows from and lends to non-guarantor subsidiary operating companies. These activities are generally funded by non-guarantor subsidiaries.
Effective August 1, 2024, Ferguson Enterprises Inc. fully and unconditionally guaranteed all of the Guarantor’s debt. None of our existing debt at August 1, 2024 is registered with the SEC, and such debt is issued or otherwise generally guaranteed on a senior unsecured basis by Ferguson Enterprises Inc., the Guarantor and/or other consolidated subsidiaries of Ferguson Enterprises Inc.

Summarized Financial Information of Obligor Group
The following tables present the summarized financial information specified in Rule 1-02(bb)(1) of Regulation S-X for the Obligor Group on a combined basis, after elimination of intercompany transactions and balances between the Obligor Group, and excluding the investments in and equity in the earnings of any non-guarantor subsidiaries. The summarized financial information has been prepared in accordance with Rule 13-01 of Regulation S-X. The summarized financial information should be read in conjunction with the audited consolidated financial statements of Ferguson Enterprises Inc. incorporated herein by reference.
Selected Condensed Balance Sheet Information

(in millions)	As of July 31, 2024
Current assets	$69
Non-current assets	59
Current liabilities	23
Non-current liabilities	500
Due from non-guarantor subsidiaries	5,474

Selected Condensed Statement of Comprehensive Income Information

(in millions)	For the year ended July 31, 2024
Net sales	$—
Gross profit	—
Operating income (loss)	—
Net loss(1)	(95)

Other interest expense, net to non-guarantor subsidiaries	(595)
Other income, net from non-guarantor subsidiaries	1,993

(1)	The net loss is primarily derived from net interest expense.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. General corporate purposes may include, among other things, the repayment of debt, investments in or extensions of credit to our subsidiaries, stock repurchases or the financing of possible acquisitions or business expansion. Additional information on the use of net proceeds from the sale of any securities that we may offer from time to time under this prospectus will be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
Any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement will be issued under the indenture, dated as of September 30, 2024 (the “indenture”), between us and The Bank of New York Mellon, as trustee (the “trustee”), which indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of the indenture and the debt securities below. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms and specific terms of any offered debt securities, and if applicable, the guarantees of the debt securities, and the extent to which the general terms described below apply to these debt securities and, if applicable, any guarantees of the debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. If any particular terms of the debt securities or, if applicable, any guarantees of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities and, if applicable, any guarantees of the debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented for a particular offering of debt securities and, if applicable, guarantees of the debt securities. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
For purposes of this summary, the terms “Ferguson,” “we,” “our,” “ours” and “us” refer only to Ferguson Enterprises Inc. and not to any of our subsidiaries.
General
We may issue debt securities at any time and from time to time in one or more series without limitation as to the aggregate principal amount. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. In addition, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. currency.
Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. No service charge will be made for any registration of transfer or exchange, redemption or repayment of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Terms
We will describe the specific terms of the series of debt securities being offered in a prospectus supplement. These terms will include some or all of the following:
•	the title of the debt securities;
•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;
•
any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;
•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;
•	any provisions that would determine payments on the debt securities by reference to an index, formula or other method;
•
the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•	any provisions for redemption of the debt securities;
•
any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof; the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	if issued as original issue discount securities, the amount of discount;
•	the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;
•
any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;
•
any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;
•	whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;
•	any restriction or condition on the transferability of the debt securities;
•	any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
•
the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities; and

•	any other terms of the debt securities and, if applicable, the guarantees thereof.
Ranking
Unless otherwise indicated in the prospectus supplement, the debt securities offered by this prospectus will:
•	be our general unsecured obligations;
•	rank equally with all of our other unsecured and unsubordinated indebtedness; and
•	with respect to the assets and earnings of our subsidiaries, effectively rank junior to all of the liabilities of our subsidiaries.
A substantial portion of our assets are owned through our subsidiaries, and we depend on distributions of cash flow and earnings from our subsidiaries in order to meet our payment obligations under the debt securities and our other debt obligations. Many of our subsidiaries have significant debt or other liabilities of their own which will be structurally senior to the debt securities. Unless otherwise indicated in the prospectus supplement, none of our subsidiaries will guarantee or have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.
Subject to compliance with the applicable requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under “— Defeasance and Covenant Defeasance.”
Guarantees
Each prospectus supplement will describe the terms of any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by us may be fully and unconditionally guaranteed by Ferguson UK Holdings Limited, a private limited company incorporated under the laws of England and Wales, and a subsidiary registrant under the registration statement of which this prospectus forms a part.
Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:
•	our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days;
•
our failure to pay principal or premium, if any, on any of the debt securities of that series when due, whether at maturity or otherwise, and continuance of such default for a period of one business day;

•
our failure to perform, or our breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;

•	specified events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default we may provide for that series.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities that a responsible officer of the trustee has received written notice of, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.
The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.
Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.
The indenture requires, within 120 days after the end of each fiscal year of the Company ending after the date of the indenture, delivery to the trustee of a certificate signed by one of our principal executive officer, principal financial officer or principal accounting officer that states whether or not, to the best of his or her knowledge, we are in default under any of the terms, provisions and conditions of the indenture, and if we shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and Waivers
The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:
•
change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•
adversely affect a holder’s right to receive payment of the principal of and interest on any security on or after the stated maturity thereof or impair the right to institute suit to enforce such payment on or after the stated maturity of the debt securities, in each case as such stated maturity may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of the Company, on or after the redemption date;

•	change the currency in which the principal of, any premium or interest on, any debt security is payable;
•
reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences; or

•
make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:
•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;
•
to evidence succession of another corporation to Ferguson or any guarantor, if any, or their successors, as applicable, and the assumption by the successor corporation of the covenants, agreements and obligations of Ferguson or such guarantor, as applicable;

•
to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

•
to add or modify the events of default for the benefit of the holders of debt securities(and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);

•	to prohibit the authentication and delivery of additional series of debt securities under the indenture;
•
to cure any ambiguity, omission, mistake, defect or inconsistency, provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect (as determined by us in an officer's certificate delivered to the trustee);

•
to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture, provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect (as determined by us in an officer's certificate delivered to the trustee);

•	to establish the form and terms of debt securities of any series issued under the indenture;
•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) modify the rights of the holder of any such debt security;

•	to add guarantors for the benefit of the debt securities of all or any series;
•	to evidence the release, termination or discharge of a guarantee of the debt securities of all or any series when such release, termination or discharge is permitted under the indenture;
•	to secure the debt securities or guarantees of all or any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or
•	to conform the provisions of the indenture and the debt securities or any related guarantees to the description thereof contained in this prospectus and any related prospectus supplement.
The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.
Satisfaction and Discharge
Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:
•
either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and
•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.
Defeasance and Covenant Defeasance
We may elect with respect to the debt securities issued under the indenture either:
•	to defease and be discharged from all of our obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of the debt securities,
•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,
•	the obligation to maintain an office or agency in respect of the debt securities, and
•	the obligation to hold monies for payment in trust; or
•
to be released from our obligations with respect to the debt securities under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:
•	it will not result in a breach or violation of, or constitute a default under, the indenture;
•	in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:
•	we have received from or there has been published by the Internal Revenue Service a ruling, or
•	since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the beneficial owners of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
•
in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the beneficial owners of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;
•
if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date; and

•
no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above.

In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
We have appointed The Bank of New York Mellon to act as the security registrar and paying agent and to act as depositary custodian with respect to the global notes. We have authorized our agents and The Bank of New York Mellon to act in accordance with a letter of representations entered into with the depositary.
Governing Law
The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
The Bank of New York Mellon, or any successor thereto, will serve as trustee under the indenture.
The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.

PLAN OF DISTRIBUTION
General
We may offer and sell the securities in one or more transactions from time to time through one or more of the following methods:
•	in one or more underwritten offerings;
•	to or through dealers;
•	in negotiated transactions;
•	directly to one or more purchasers;
•	to or through agents; and
•	in any combination of these methods of sale.
A prospectus supplement relating to a particular offering of any securities may include the following information:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the public offering or purchase price of the securities;
•	any net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriters’ compensation; and
•	any discounts or concessions allowed or paid to dealers or agents.
Underwriting Compensation
We may offer and sell any securities to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of any securities, such securities will be acquired by the underwriters for their own account. The underwriters may resell any securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell any securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with those underwriters at the time of sale of the securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell the securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities if any of the securities are purchased.
Underwriters, dealers and agents that participate in the distribution of any securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification
We may enter agreements under which underwriters and agents that participate in the distribution of any securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Related Transactions
Various of the underwriters who participate in the distribution of any securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.
Delayed Delivery Contracts
We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase any securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of any securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing the securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The validity of the debt securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters with respect to English law relating to the validity of the guarantees offered hereby will be passed upon for us by Kirkland & Ellis International LLP. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for the underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statement of Ferguson Enterprises Inc. as of July 31, 2024, incorporated by reference in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The financial statements of Ferguson plc as of July 31, 2024 and July 31, 2023, and for the years ended July 31, 2024 and July 31, 2023, incorporated by reference in this prospectus, and the effectiveness of Ferguson plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The financial statements of Ferguson plc for the period ended July 31, 2022, incorporated by reference in this prospectus by reference to Ferguson Enterprises Inc.’s Annual Report on Form 10-K for the year ended July 31, 2024, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$ *
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing and engraving expenses	(1)
Trustee’s fee and expenses	(1)
Rating agency fees	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

*	The payment of filing fees is deferred pursuant to Rule 456(b) and 457(r).
(1)
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Ferguson Enterprises Inc.
Ferguson is subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the Delaware General Corporation Law (“DGCL”) permits a corporation to eliminate the personal liability of directors and certain officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as directors and officers, except where (i) a director or officer breached his duty of loyalty to the corporation or its stockholders, (ii) a director or officer failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (iii) a director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, (iv) a director or officer obtained an improper personal benefit and (v) an officer is liable in any action by or in the right of the corporation. Ferguson’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) eliminates the personal liability of Ferguson’s directors and officers to the fullest extent permitted by the DGCL.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”) by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable to indemnification in derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) and no indemnification is permitted to be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”) or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper. The DGCL also permits the advancement of expenses incurred by a director or officer in defense of an action, suit or proceeding, and, under certain circumstances, mandates the indemnification of such expenses. Furthermore, the DGCL provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Amended and Restated Certificate of Incorporation and Ferguson’s Amended and Restated Bylaws (the “Amended and Restated Bylaws” and, together with the Amended and Restated Certificate of Incorporation, the “Amended and Restated Organizational Documents”) provide for the indemnification of directors and certain officers to the fullest extent permitted under the DGCL, provided, however, that if an officer or director is a party to an indemnification agreement with Ferguson, then the terms of the indemnification agreement shall apply instead of the provisions in the Amended and Restated Organizational Documents. Each director and officer of Ferguson has entered into an indemnification agreement with Ferguson. Officers and directors of Ferguson are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, including claims under the Securities Act.
Ferguson UK Holdings Limited
The Guarantor is a private limited company incorporated under the laws of England and Wales. Chapter 7 of Part 10 of the UK Companies Act 2006 (as amended from time to time, the “UK Companies Act”) contains, among other things, provisions regarding directors’ liability and the extent to which a company may indemnify its directors. All statutory references in this section are to the UK Companies Act.
Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company.
Section 232(2) makes similar provisions in respect of indemnities provided for a director, subject to three permitted types of indemnity, each discussed more fully below:
(a)	liability insurance falling within Section 233;
(b)	qualifying third party indemnity provisions falling within Section 234; and
(c)	qualifying pension scheme indemnity provisions falling within Section 235.
Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, to be purchased and maintained by a company (or an associated company) against liability for negligence, default, breach of duty or breach of trust in relation to the company.
Section 234 allows for a company to provide an indemnity against liability incurred by a director to someone other than the company or an associated company. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal proceedings or an unsuccessful defense of civil proceedings brought by a company or its associated companies or in connection with an application for relief under Sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the UK Companies Act.
Section 235 allows a company to provide an indemnity to a director that is a trustee of an occupational pension scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.
Any indemnity provided under Section 234 or Section 235 must be disclosed in a company’s annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and each member of a company has a right to inspect without charge and, on request and on payment of such fee as may be prescribed, to be provided with such copies under Section 238).
Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to a company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member of the company) and any connected member. This, however, does not prevent the director or any such connected member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

The Guarantor’s articles of association permit the indemnification of any director or former director of the Guarantor or an associated company out of the assets of the Guarantor against any liability incurred by them in respect of any negligence, default, breach of duty, breach of trust or any other liability incurred by that director as an officer of the Guarantor or an associated company, save to the extent that any such indemnity would be prohibited or rendered void by any provision of the UK Companies Act or by any other provision of law.
The Guarantor’s articles of association also permit the directors to purchase and maintain insurance, at the expense of the Guarantor, for the benefit of any of its and its associated companies’ directors and former directors in respect of any loss or liability which has been or may be incurred by such director in connection with their duties or powers in relation to the Guarantor, any associated company or any pension fund or employees’ share scheme of the Guarantor or associated company.
Item 16.	Exhibits and Financial Statement Schedules
(a)	Exhibits.
The exhibit index attached hereto is incorporated herein by reference.
Item 17.	Undertakings
(a)	Each undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1
Merger Agreement, dated as of February 29, 2024, by and among Ferguson plc, Ferguson (Jersey) 2 Limited and Ferguson Enterprises Inc (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form S-4 filed by the Company with the SEC on March 1, 2024)

4.1**	Indenture, dated as of September 30, 2024, between Ferguson Enterprises Inc. and The Bank of New York Mellon, as trustee
4.2*	Form of Debt Security
4.3*	Form of Guarantee
5.1**	Opinion of Kirkland & Ellis LLP (including consent of such firm)
5.2**	Opinion of Kirkland & Ellis International LLP (including consent of such firm)
22.1**	List of Subsidiary Guarantors
23.1**	Consent of Deloitte & Touche LLP, relating to the financial statements of Ferguson plc
23.2**	Consent of Deloitte & Touche LLP, relating to the financials of Ferguson Enterprises Inc.
23.3**	Consent of Deloitte LLP, relating to the financial statements of Ferguson plc
23.4**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
23.5**	Consent of Kirkland & Ellis International LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page to this registration statement)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of The Bank of New York Mellon, as trustee
107**	Filing Fee Table

*
To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport News, Virginia, as of September 30, 2024.

FERGUSON ENTERPRISES INC.

By:	/s/ William Brundage
	Name:	William Brundage
	Title:	Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Kevin Murphy, William Brundage and Ian Graham, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons as of September 30, 2024 in the capacities indicated.

Name	Title

/s/ Kevin Murphy	President & Chief Executive Officer and Director (Principal Executive Officer)
Kevin Murphy

/s/ William Brundage	Chief Financial Officer and Director (Principal Financial Officer)
William Brundage

/s/ Richard Winckler	Chief Accounting Officer (Principal Accounting Officer)
Richard Winckler

/s/ Geoffrey Drabble	Board Chair
Geoffrey Drabble

/s/ Rekha Agrawal	Director
Rekha Agrawal

/s/ Kelly Baker	Director
Kelly Baker

/s/ Rick Beckwitt	Director
Rick Beckwitt

/s/ Catherine Halligan	Director
Catherine Halligan

/s/ Brian May	Director
Brian May

/s/ James S. Metcalf	Director
James S. Metcalf

/s/ Alan Murray	Director
Alan Murray

/s/ Thomas Schmitt	Director
Thomas Schmitt

/s/ Nadia Shouraboura	Director
Nadia Shouraboura

/s/ Suzanne Wood	Director
Suzanne Wood

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the subsidiary registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wokingham, Berkshire, United Kingdom, as of September 30, 2024.

FERGUSON UK HOLDINGS LIMITED

By:	/s/ Julia Mattison
	Name:	Julia Mattison
	Title:	Director

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Kevin Murphy, William Brundage and Ian Graham, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of Ferguson UK Holdings Limited as of September 30, 2024 in the capacities indicated.

Name	Title

/s/ Paul Brooks	Director
Paul Brooks

/s/ Andrew Burton	Director
Andrew Burton

/s/ Ian Graham	Director
Ian Graham

/s/ Julia Mattison	Director
Julia Mattison

/s/ Katherine McCormick	Director
Katherine McCormick

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE SUBSIDIARY REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the subsidiary registrant has signed this Registration Statement on Form S-3 as of September 30, 2024.

FERGUSON UK HOLDINGS LIMITED

By:	/s/ Ian Graham
	Name:	Ian Graham